 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 6, 2018

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Suite 301 Brooklyn, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders was held on December 6, 2018. The following sets forth the items voted on and the results.

PROPOSAL 1: ELECTION OF DIRECTORS

	FOR	WITHHELD

MARIO CONCHA	67,438,651	16,449,197
JOHN LEVY	60,339,545	23,548,203
MICHAEL BARRY	60,238,936	23,648,812
ROBERT BETZ	67,400,579	16,487,169
MICHAEL POHLY	60,246,836	23,640,912
ALI ZAMANI	83,527,938	359,810
ANDRE ZEITOUN	81,471,792	2,415,956
ALEXANDRE ZYNGIER	83,362,411	525,337

There were 41,6563,956 broker non-votes with respect to each person elected as director

PROPOSAL 2: ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,727,250	10,147,624	1,012,874	41,653,956

PROPOSAL 3: FEQUENCY OF VOTE ON EXECUTIVE COMPENSATION

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
83,917,534	216,733	425,484	47,997

PROPOSAL 4: RATIFY MALONEBAILEY, LLP AS INDEPENDENT REGISTERED PUBLIC ACCTOUNTANT

FOR	AGAINST	ABSTAIN
123,161,145	52,750	2,237,809

Item 8.01 Other Events.

The 2019 annual meeting of stockholders is scheduled to be held on December 5, 2019

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 11, 2018	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer